UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2014

OTTER TAIL CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-53713	27-0383995
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN	56538-0496
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 410-8780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Effective April 14, 2014 Timothy Rogelstad has been appointed to serve as President of Otter Tail Power Company and Senior Vice President of Otter Tail Corporation.  Mr. Rogelstad will succeed Charles S. MacFarlane, current President and CEO of Otter Tail Power Company.  As previously disclosed, Mr. MacFarlane has been appointed to the role of President and Chief Operating Officer of Otter Tail Corporation, effective April 14, 2014.  Otter Tail Power Company is a wholly owned subsidiary of Otter Tail Corporation.

Rogelstad joined Otter Tail Power Company in June 1989 as an engineer in the System Engineering Department and served as Supervisor, Transmission Planning, and Manager, Delivery Planning, before being named Vice President, Asset Management, in 2012. In the role of Vice President, Asset Management, he has been in charge of the utility’s Delivery Planning, Delivery Maintenance, Delivery Engineering, System Operations, and Project Management Departments.

Rogelstad graduated with honors from North Dakota State University with a bachelor’s degree in electrical and electronics engineering. He is a registered professional engineer in the three states where Otter Tail Power Company serves, Minnesota, North Dakota, and South Dakota.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OTTER TAIL CORPORATION
Date: April 14, 2014

	By:	/s/ George A. Koeck
George A. Koeck General Counsel & Corporate Secretary

3